Exhibit 10.1

HISTOGEN INC.

2020 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

1.1 The purpose of the Histogen Inc. 2020 Incentive Award Plan, as amended in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020 (the “Merger Agreement”), by and among Conatus Pharmaceuticals Inc (renamed Histogen Inc.)., a Delaware corporation, Chinook Merger Sub, Inc., a Delaware corporation, and Histogen Inc. (renamed Histogen Therapeutics Inc.), a Delaware corporation (and as it may be further amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Histogen Inc. (f/k/a Conatus Pharmaceuticals Inc.) (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and a Participating Company applicable to an Award, any of the following: (i) the Holder’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Holder’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Holder’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Holder’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Holder which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Holder’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Holder of any employment or service agreement between the Holder and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Holder’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Holder’s ability to perform his or her duties with a Participating Company.

2.10 “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 12.2 is appropriate.

2.11 “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b) the date on which individuals who constitute the Board as of the Effective Date and any new Director (other than a Director whose initial assumption of office is directly connected with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of Directors serving on the Board; or

(c) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or re-domestication of the Company or to form a holding company or any similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

2.12 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.13 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 11.1.

2.14 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.15 “Company” shall have the meaning set forth in Article 1.

2.16 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.17 “Director” shall mean a member of the Board, as constituted from time to time.

2.18 “Disability” means the inability of the Holder, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Holder’s position with the Participating Company Group because of the sickness or injury of the Holder.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2.

2.20 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21 “Effective Date” shall have the meaning given to such term in Section 12.3.

2.22 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.23 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Exempt Award” shall mean the following:

(a) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Law.

(b) An award that an Eligible Individual purchases at Fair Market Value (including awards that an Eligible Individual elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

2.26 “Expiration Date” shall have the meaning given to such term in Section 12.1.

2.27 “Fair Market Value” means, as of any date, the fair market value of any property as determined by the Administrator in its sole discretion; provided, that the value of a Share shall be determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.28 “Good Reason” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company (or its successor) applicable to an Award, the Holder’s voluntary resignation of service within sixty (60) days after the occurrence of one or more of the following circumstances, provided that the Holder has notified the Company (or its successor) in writing of the Holder’s assertion that one of the following circumstances has occurred, which notice has been delivered within thirty (30) days following the Holder becoming aware of such circumstance: (i) a reduction of more than ten percent (10%) in the Holder’s base salary as then in effect, unless the reduction is made as part of, and is generally consistent with, a general reduction of similarly situated Holders; or (ii) relocation of the Holder’s principal place of work to a location resulting in an increase in the Holder’s daily commute to such principal place of work by more than thirty-five (35) miles, without the Holder’s prior written approval; provided, however, that the Company (or its successor) has been provided with written notice of the circumstance and thirty (30) days from the receipt of written notice in which to cure such circumstance and the Company (or its successor) fails to cure such circumstance during such thirty-day period.

2.29 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.30 “Holder” shall mean a person who has been granted an Award.

2.31 “Incentive Compensation” means annual cash bonus and any Award.

2.32 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.33 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.34 “Non-Employee Director Compensation Program” shall have the meaning set forth in Section 4.6.

2.35 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.36 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.37 “Option Term” shall have the meaning set forth in Section 5.6.

2.38 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.39 “Participating Company” means the Company and or any Parent or Subsidiary.

2.40 “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

2.41 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, Shares or a combination of both, awarded under Section 8.1.

2.42 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more performance criteria. Depending on the performance criteria used to establish Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. Unless otherwise determined by the Administrator, the achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.43 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.44 “Performance Stock Unit” shall mean a Performance Award awarded under Section 8.1 which is denominated in units of value including dollar value of Shares.

2.45 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.46 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

2.47 “Plan” shall have the meaning set forth in Article 1.

2.48 “Prior Plan” shall mean the Histogen Inc. 2013 Equity Incentive Plan (f/k/a the Conatus Pharmaceuticals Inc. 2013 Equity Incentive Plan), as such plan may be amended from time to time.

2.49 “Prior Plan Award” shall mean an award outstanding under the Prior Plan as of the Effective Date.

2.50 “Restricted Stock” shall mean Common Stock awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.51 “Restricted Stock Unit” shall mean the right to receive Shares or cash awarded under Article 7.

2.52 “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

2.53 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.54 “Shares” shall mean shares of Common Stock.

2.55 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 9.

2.56 “Stock Appreciation Right Term” shall have the meaning set forth in Section 9.4.

2.57 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.3.

2.58 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.59 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.60 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, disability or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service (and result in such Incentive Stock Option ceasing to be treated as such for tax purposes and to instead be treated as a Non-Qualified Stock Option) only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) The maximum number of Shares reserved and available for issuance under the Plan is the sum of: (i) 850,000 Shares; plus (ii) any Shares which as of the Effective Date are subject to the Prior Plan Awards which become available for issuance under the Plan pursuant to Section 3.1(b) following the Effective Date; plus (iii) an annual increase on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten year term of the Plan, equal to the lesser of (A) five percent (5%) of the Shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (B) such lesser number of Shares as determined by the Board; provided, that, Shares issued under the Plan with respect to an Exempt Award shall not count against such share limit. No more than 850,000 Shares (as increased on an annual basis, on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten year term of the Plan, by the lesser of (A) five percent (5%) of the Shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; (B) 607,142 Shares, and (C) such lesser number of Shares as determined by the Board) shall be issued pursuant to the exercise of Incentive Stock Options.

(b) If an Award entitles the Holder to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award or Prior Plan Award are forfeited, cancelled, exchanged or surrendered or if an Award or Prior Plan Award otherwise terminates or expires without a distribution of shares to the Holder, in each case following the Effective Date, the Shares with respect to such Award or Prior Plan Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award or Prior Plan Award (including Shares otherwise underlying a Stock Appreciation Right that are retained by the Company to account for the exercise price of such Stock Appreciation Right) and/or withholding taxes in respect of an Award or Prior Plan Award shall no longer be available for grant under the Plan. Upon the exercise of any Award or Prior Plan Award granted in tandem with any other Awards or Prior Plan Awards, such related Awards or Prior Plan Awards shall be cancelled to the extent of the number of Shares as to which the Award or Prior Plan Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

ARTICLE 4

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Compensation Program, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the

Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator, in its discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Compensation Program”), subject to the limitations of the Plan. The Non-Employee Director Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Compensation Program may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5

OPTIONS

5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) unless otherwise determined by the Administrator. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.3 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any other criteria selected by the Administrator, including Performance Goals or Performance Criteria. At any time after the grant of an Option, the Administrator, in its discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement evidencing the grant of an Option or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire upon Termination of Service.

5.4 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

(c) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the discretion of the Administrator.

(d) Full payment of the exercise price and applicable withholding taxes for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and Section 10.2.

5.5 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless otherwise determined by the Administrator and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

5.6 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its discretion; provided, however, that the Option Term shall not be more than 10 years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 5.6, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 12.1, any other term or condition of such Option relating to such a Termination of Service.

5.7 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater

Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

5.8 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 6

RESTRICTED STOCK

6.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Rights as Stockholders. Subject to Section 6.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, dividends declared with respect to an Award prior to Restricted Stock becoming vested shall only become payable if (and to the extent) the underlying Restricted Stock vests.

6.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Goals, Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless otherwise determined by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (a) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

6.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

6.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7

RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

7.2 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

7.3 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

7.4 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise set forth in an applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 10.4, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

7.5 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 8

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

8.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards of cash bonuses or other cash awards determined in the Administrator’s discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to the attainment of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 8.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

8.4 Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Unless otherwise determined by the Administrator, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

9.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator, and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, Performance Criteria, Performance Goals or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator, in its discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall automatically expire upon Termination of Service.

9.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof,

is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

(c) In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the discretion of the Administrator.

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Section 10.1 and Section 10.2.

9.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 9.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 12.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

9.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 9 shall be in cash, Shares (based on Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

9.6 Expiration of Stock Appreciation Right Term. Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 9.6 shall not apply to a Stock Appreciation Right if the Holder of such Stock Appreciation Right incurs a

Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 9.6.

ARTICLE 10

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator in its discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Holder with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 10.1 above. Without limiting the foregoing, the Administrator, in its discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless otherwise determined by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock

Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Section 10.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

10.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for Cause; and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Repricing. Subject to Section 12.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or Stock Appreciation Right to reduce its price per share or cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

ARTICLE 11

ADMINISTRATION

11.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and

“Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.5 or Section 12.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the discretion of the Committee.

11.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Goals or Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

11.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan. Except as provided in Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date the Plan is first adopted by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

12.2 Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment (as determined by the Administrator, in its sole discretion) shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan and (ii) the kind and number of securities subject to, and any purchase price, exercise price or base price of, any outstanding Awards granted under the Plan; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Except to the extent determined by the Administrator, any adjustments to Incentive Stock Options under this Section 12.2 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. The Administrator’s determinations pursuant to this Section 12.2 shall be final, binding and conclusive.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate exercise price or base price thereof, if any; provided, however, that if the exercise price or base price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Holder.

(c) Notwithstanding anything to the contrary herein, in the event of a payment of a dividend or distribution to the stockholders of the Company (other than in the form of Shares or regular, periodic cash dividends) that has a material effect on the Fair Market Value of Shares or in the event of a stock dividend, in each case, the payment of which constitutes a Change in Capitalization (the per Share Fair Market Value of such dividend or distribution, the

“Dividend”), with respect to the outstanding Options, the Administrator may (but, for avoidance of doubt, is not required to) take the following action to perform the adjustment required by Section 12.2(a): (1) with respect to the vested portion of any outstanding Option, cause the Company to pay to the Holder holding such Option the product of the Dividend and the number of Shares underlying the vested portion of such Option (in each case, in the same form and at the same time as the other shareholders are receiving such Dividend), and (2) with respect to each unvested portion of any outstanding Option, cause the Company to pay to the Holder holding such Option the product of the Dividend and the number of Shares underlying the unvested portion of such Option within fifteen (15) days of such unvested portion of the Option vesting (in each case, in the same form as the other shareholders are receiving such Dividend); provided that if any payment pursuant to this sentence results in a payment of a fractional Share, the payment shall be rounded down to the nearest whole Share.

(d) Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Administrator may provide for any one or more of the following in connection with a Change in Control:

(i) In its discretion, the Administrator may provide in the grant of any Award or at any other time may take action it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Holder’s provision of services prior to, upon, or following the Change in Control, and to such extent as the Administrator determines.

(ii) In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Holder, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Administrator, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Administrator may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, solely common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Administrator may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Administrator’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. If outstanding Awards that are in-the-money will not be assumed by the Acquiror, the Administrator shall cause written notice of a proposed Change in Control to be given to Holders holding such in-the-money Awards not less than five (5) business days before the anticipated effective date of such proposed Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

(iii) The Administrator may, in its discretion and without the consent of any Holder, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Administrator) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Administrator may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable amount of future payment of such consideration, or, in the alternative, may submit such amounts to same contingencies and timely restrictions in payments to stockholders in general. In the event such determination is made by the Board, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Holders in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

(e) The Administrator, in its discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable the Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Change in Capitalization, for reasons of administrative convenience, the Company, in its discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3 Effective Date and Approval of Plan by Stockholders. The Plan was approved by the Board on March 30, 2020. The Plan shall be effective (the “Effective Date”) on the day of the closing of the transactions contemplated by the Merger Agreement, provided that it is approved by a majority of the Company’s stockholders at a duly held meeting prior to such date (in accordance with the Company’s bylaws). The effectiveness of the Plan is subject to the consummation of the transactions contemplated by the Merger Agreement. If the Plan is not approved by the Company’s stockholders, if such approval does not occur within twelve (12) months following March 30, 2020, or if the Merger Agreement is terminated prior to the consummation of the transactions contemplated thereby, the Plan will not become effective and shall be null and void ab initio.

12.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9 Clawback.

(a) If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

12.10 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.11 Section 409A. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Holder shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Holder under the Plan or any Award until the Holder would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Holder shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

12.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.14 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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